Exhibit 4.1

            CERTIFICATE OF INCORPORATION OF TBC CORPORATION, RESTATED

                              AS OF AUGUST 6, 1987
                    (INCLUDING AMENDMENTS OF APRIL 29, 1988)

             This Corporation was originally incorporated under the name THE TIRE & BATTERY CORPORATION. The Corporation changed its name to TBC Corporation upon filing a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 31, 1983. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 24, 1970. This Certificate of Incorporation Restated as of August 6, 1987, was duly adopted by the Corporation's directors at a Board of Directors' Meeting held on August 6, 1987, in accordance with the provisions of
Section 245 of the General Corporation Law of the State of Delaware. This Certificate of Incorporation Restated as of August 6, 1987, only restates and integrates the existing certificate of incorporation and amendments thereto and does not further amend the provisions of the existing certificate of incorporation as theretofore amended or supplemented. There is no discrepancy between the provisions of the existing certificate of incorporation and amendments thereto and this Certificate of Incorporation, Restated as of August 6, 1987.

                  FIRST:  The name of the Corporation is TBC CORPORATION.
                  -----

                  SECOND: The address of the Corporation's  registered office in
                  ------
the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The nature of the business or purposes to be conducted
                  -----
 or promoted is:

                           (a) To manufacture,  purchase,  or otherwise acquire,
                 and to hold, own, sell, or otherwise dispose of, or trade and deal in, tires, batteries, and automotive equipment and accessories of every kind and description.

                           (b) To engage in any other lawful act or activity for
                 which   corporations   may  be  organized   under  the  General
                 Corporation Law of the State of Delaware.

                 FOURTH: The total number of shares of  all  classes  of  stock
                 ------
which the Corporation shall have authority to issue is 30,000,000,consisting of:

                          2,500,000 shares of  Preferred Stock, par  value $.10
                 per share (hereinafter referred to as "Preferred Stock");  and

                          27,500,000  shares of  Common Stock,  par value  $.10
                 per share (hereinafter referred to as "Common Stock").

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                 Section 1. Preferred  Stock.  (A) Shares of Preferred Stock may
                 ---------------------------
be issued from time to time as determined by the Board of Directors. Preferred Stock may be issued in one or more series; provided, however, that each such series shall be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made
cumulative.  The  voting  powers,  preferences,  and  relative,   participating,
optional and other special rights of each such series, and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix the same by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock. Without limiting the generality of the foregoing, the Board of Directors shall have the power to determine the following:

                           (i) The  distinctive  designation  of each series and
                  the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors.

                           (ii) The rate and times at  which,  and the terms and
                  conditions upon which, dividends, if any, on Preferred Stock of such series shall be paid; the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other class or classes of stock; and whether such dividends shall be cumulative or noncumulative.

                           (iii) The right, if any, of the holders  of Preferred
                  Stock of such series to convert the same into or exchange the same for shares of any other class or classes or any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion of exchange.

                           (iv) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed.

                           (v) The rights,  if any, of the holders of  Preferred
                  Stock of such series upon the liquidation, merger, consolidation, distribution or sale of assets, dissolution, or winding-up, of the Corporation, however occurring.

                           (vi) The terms of the sinking fund or  redemption  or
                  purchase account, if any, to be provided for the Preferred Stock of such series.

                           (vii) The voting  powers,  if any,  of the holders of
                  such series of Preferred Stock, which powers may include, without limiting the generality of the foregoing, the right, voting as a series or together with other series of Preferred

                  Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine.

Provided, however, that nothing set forth herein shall be deemed to give the Board of Directors the power to grant preemptive rights to the holders of any Preferred Stock.

                  (B) The relative powers, preferences, and rights of each series of Preferred Stock in relation to the powers, preferences, and rights of any other series of Preferred Stock shall be, in each case, as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in paragraph (A) of Section 1 of this Article FOURTH. No consent, by class or series vote or otherwise, of the holders of any series of Preferred Stock then outstanding shall be required for the issuance of any other series of Preferred Stock, whether or not the powers, preferences, and the rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences, and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions adopted pursuant to paragraph (A) of Section 1 of this Article FOURTH as to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

                  (C) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time without a vote of the holders of any Preferred Stock then outstanding if the resolution or resolutions of the Board of Directors adopted pursuant to paragraph (A) of Section 1 of this Article FOURTH as to such Preferred Stock do not expressly entitle such holders to vote thereon.

                 Section 2. Common Stock.  (A) After the  requirements,  if any,
                 ------------------------
with respect to preferential dividends on Preferred Stock shall have been met and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, and after the satisfaction of any other conditions which may be fixed in accordance with the provisions of Section 1 of this Article FOURTH, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                 (B) After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of the liquidation, distribution or sale of assets, dissolution, or winding-up, of the Corporation, however occurring, the holders of Common Stock shall be entitled to receive all remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them.

                 (C) Except as may otherwise be required by law or by any resolution or resolutions adopted by the Board of Directors pursuant to Section 1 of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the holders of Common Stock.

                 FIFTH: Election of directors of the Corporation need not be by
                 -----
written  ballot unless so  required by a resolution of the  Board of  Directors.

                 SIXTH:  Any action  required  or  permitted  to be taken by the
                 ------
stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                 Notwithstanding any provision of the Amended By-Laws of the Corporation to the contrary and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of sixty-six and two-thirds percent or more of the voting power of all shares of the Corporation then outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article SIXTH.

                 SEVENTH:  Whenever a  compromise  or  arrangement  is  proposed
                 --------
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the, said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                 EIGHTH: Section  1.  Vote  Required  for  Certain  Business
                 ------  -----------  --------------------------------------
Combinations.
-------------
                 (A) Higher Vote for Certain Business Combinations. In addition
                     ----------------------------------------------
to any  affirmative  vote  required  by  law or  this  Restated  Certificate  of
Incorporation:

                           (i) any merger or  consolidation of the  Corporation
                  or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or

                  (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder, or

                           (ii) any sale,  lease,  exchange,  mortgage,  pledge,
                  transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value in excess of the greater of (a) five percent of the total assets of the Corporation and its consolidated subsidiaries as stated in the Corporation's consolidated balance sheet as of the end of its then most recently completed fiscal year, or (b) $1,000,000, or

                           (iii) the issuance or transfer by the  Corporation or
                  any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value in excess of the greater of (a) five percent of stockholders, equity of the Corporation and its consolidated subsidiaries as stated in the Corporation's consolidated balance sheet for its then most recently completed fiscal year, or (b) $1,000,000, or

                           (iv) the  adoption  of any plan or  proposal  for the
                  liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder, or

                           (v) any reclassification of securities (including any
                  reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder,

shall require the affirmative vote of the holders of sixty-six and two-thirds percent or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article EIGHTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of this Restated Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

                 (B)  Definition of "Business  Combination".  The term "Business
                      -------------------------------------
Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph (A) of this Section 1.

                 Section 2. Certain  Definitions.  For  the  purposes  of  this
                 ---------  --------------------
Article EIGHTH:
                 (A) A "person" shall mean any individual, firm, corporation, or other entity.

                 (B) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) which:

                           (i) is the beneficial owner, directly or indirectly,
                 of   more   than  ten  percent of  the  voting  power  of  the
                 outstanding Voting Stock; or

                           (ii) is an Affiliate of  the Corporation  and at any
                 time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than ten percent of the voting power of the then outstanding Voting Stock; or

                           (iii) is an assignee of, or has  otherwise succeeded
                 to, any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                 (C) A person shall be a "beneficial owner" of any Voting Stock:

                           (i) which  such  person  or any of its Affiliates or
                  Associates  ( as  hereinafter defined)   beneficially   owns,
                  directly or indirectly; or

                           (ii) which such  person or any of its  Affiliates  or
                  Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                           (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                 (D) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (B) of this Section 2, the number of shares of Voting Stock deemed to be outstanding shall include shares of deemed owned through application of paragraph (C) of this Section 2 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                 (E) An "Affiliate" of a specified person means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                 (F) An "Associate" of a specified person means (i) any corporation or organization (other than the Corporation or a Subsidiary) of which the person specified is a director, officer, or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which the person specified has a substantial beneficial interest or as to which the person specified serves as a trustee or in a similar capacity, or (iii) any relative or spouse of the person specified or any relative of such spouse, or (iv) any person who is a director, officer, or partner of the person specified.

                 (G) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (B) of this Section 2, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                 The Board of Directors (or a committee designated by the Board) shall have the power to determine for the purposes of this Article EIGHTH, on the basis of information known to it after reasonable inquiry, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, and (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate fair market value in excess of the amounts referred to in clauses (ii) and (iii) of paragraph (A) of Section 1 of this Article EIGHTH.

                 Section 3. No Effect on  Fiduciary  Obligations  of  Interested
                 ---------------------------------------------------------------
Stockholders.  Nothing  contained in this  Article  EIGHTH shall be construed to
------------
relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                 Section 4. Amendment, Repeal.  Notwithstanding any provision of
                 ----------------------------
the Amended By-Laws of the Corporation to the contrary and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of sixty-six and two-thirds percent or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article EIGHTH.

                 NINTH: The Board of Directors of the Corporation shall have the
                 -----
power to amend or repeal the Amended By-Laws of the Corporation by a resolution or resolutions adopted by sixty-six and two-thirds percent or more of the then authorized number of directors. Notwithstanding any provision of the Amended By-Laws of the Corporation to the contrary and notwithstanding the fact that a lesser percentage may be specified by law, (i) the Amended By-Laws of the Corporation may be amended or repealed by the stockholders of the Corporation only by the affirmative vote of the holders of sixty-six and two-thirds percent or more of the voting power of all shares of the Corporation then outstanding and entitled to vote thereon, voting together as a single class; and (ii) the affirmative vote of the holders of sixty-six and two-thirds percent or more of the voting power of all shares of the Corporation then outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article NINTH.

                 TENTH: To the fullest extent now or hereafter  permitted by the
                 -----
Delaware General Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

                 Notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of sixty-six and two-thirds percent or more of the voting power of all shares of the Corporation then outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article TENTH.

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 TBC CORPORATION


                  MARVIN E. BRUCE, Chairman of the Board, and STANLEY A. FREEDMAN, Secretary, of TBC CORPORATION, a Delaware corporation with its registered office in Wilmington, New Castle County, Delaware (the "Corporation"), DO HEREBY CERTIFY that, in accordance with the provisions of
Section 242 of the Delaware General Corporation Law:

                  (i) By unanimous written consent dated March 2, 1992, the Board of Directors of the Corporation adopted a resolution setting forth the amendment to Article FOURTH of the Corporation's Restated Certificate of Incorporation attached hereto as Exhibit A, declaring it advisable that such amendment be made, and directing the same to be submitted to the stockholders of the Corporation for consideration and action at their next annual Meeting.

                  (ii) At the Annual Meeting of Stockholders of the Corporation duly held on April 12, 1992, at which meeting a quorum was present and acting throughout, the amendment to Article FOURTH of the Restated Certificate of Incorporation of the Corporation which is set forth on Exhibit A attached hereto was duly adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation.

                  IN WITNESS WHEREOF, the undersigned, acting for and on behalf of the Corporation, have hereunto subscribed their names this 23rd day of April, 1992.

                                               /s/ MARVIN E. BRUCE
                                              ---------------------------------
                                              MARVIN E. BRUCE,
                                              Chairman of the Board

ATTEST:

/s/ STANLEY A. FREEDMAN
-----------------------------------
STANLEY A. FREEDMAN, Secretary

                                    EXHIBIT A

                                 APRIL 23, 1992
                                  AMENDMENT TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                                 TBC CORPORATION
                                 ---------------

                 The Restated Certificate of Incorporation of TBC CORPORATION is amended by changing the first paragraph of Article FOURTH to read as follows:

                    FOURTH:    The total number of shares all classes  of stock
                    ------
                    which the Corporation shall have authority to issue is 52,500,000, consisting of:

                                 2,500,000 shares of Preferred Stock, par value
                             $.10 per share (hereinafter referred to as "Preferred Stock"); and

                                 50,000,000 shares of Common  Stock, par value
                             $.10 (hereinafter referred  to as "Common Stock").

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